EXHIBIT 23



              CONSENT OF ERNST & YOUNG L.L.P.

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the USLIFE
Corporation Employee Savings and Investment Plan of our reports dated February 14, 1997, with respect to the consolidated financial statements of American General
Corporation (AGC) incorporated by reference in its Annual
Report on Form 10-K for the year ended December 31, 1996, and our report dated March 19, 1997, with respect to the related financial statement schedules of AGC included therein, all filed with the Securities and Exchange
Commission.






                              ERNST & YOUNG L.L.P.



Houston, Texas
June 12, 1997